As filed with the Securities and Exchange Commission on
                                  February 13, 2003

            UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                               FORM 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15 (d) of the
                     Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):February 3, 2003

                           KNOWLEDGEMAX, INC.

          (Exact name of registrant as specified in its charter)


         Delaware                      0-29974                52-2151837
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
     of incorporation)                                    Identification No.)


     7900 Westpark Drive, Suite T-300
            McLean, Virginia                        22102
  (Address of principal executive offices)       (Zip Code)


    Registrant's telephone number, including area code: (703) 893-1800

                          ---------------------

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KNOWLEDGEMAX, INC.
INDEX
Information to be Included in the Report	              Page
Item 5.		Other Events					3
Signatures							4



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Item 5. Other Events
BACKGROUND
As discussed in the Form 10Q for the period ended September 30, 2002, filed on December 26, 2002, Knowledgemax, Inc. (the "Company") has experienced continuing operating losses and negative cash flows from operations since its inception, has working capital and stockholders' deficiencies and has been unable to repay certain obligations when due.

The Company is currently in default of all of its note and loan agreements and does not have sufficient liquidity to pay its
employees, current debts, and financial obligations.   Further
the Company is in default of its office lease.

While certain debt holders have not initiated default proceedings as of the date of this filing, they have the right and ability to proceed with all rights and remedies available under the debt agreements including, but not limited to, attachment of Company assets, such as cash balances, accounts receivable and fixed assets.

The Company is negotiating with its debt holders and vendors, and is working with employees to pay past salaries with any available funds.

NOTIFICATION OF DEFAULT
On February 3, 2003, the KnowledgeMax, Inc. (the Company) received a notification from its principal secured creditor, CrossHill Georgetown Capital ("Crosshill") that it was in default of the loan agreement dated July 29, 2002, as amended thereafter (the "Loan Agreement).
On February 4, 2003, the Company entered into a forbearance agreement with Crosshill, which increased the maximum principal amount of the secured debt from $1,000,000 to $1,150,000. The Company fully utilized those funds to satisfy a portion of then existing debts and obligations, including payroll and critical vendors. The Company is in default under the forbearance agreement.
Crosshill further notified the Company that it intends to proceed with the exercise of its rights and remedies under the Uniform Commercial Code. Crosshill also demanded the immediate payment in full of all sums owing under the Loan Agreement with the Company.
While the Company has not been formally advised of foreclosure proceeding, The Company expects Crosshill to pursue a foreclosure on the collateral.

                          Page 3
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CURRENT FINANCIAL STATUS
Management's preliminary and unaudited estimate of the net loss for the three months and year ended December 31, 2002 is approximately $750,000 and $3,700,000, respectively.
As of December 31, 2002, the Company held approximately $30,000 in cash and cash equivalents compared to $80,633 at December 31, 2001. As of December 31, 2002, the Company had receivables of approximately $137,000. The Company had liabilities in excess of $4,800,000.
The Company has focused efforts to raise capital through debt instruments or equity funding to continue to fund its operations and satisfy its obligations. Those efforts have not been successful. The Company does not believe there are any prospects to cure the default to the satisfaction of Crosshill or any other secured creditor.
At this time, the Company believes its ability to raise sufficient funds to satisfy the secured creditor and to continue operations is remote and, if funding does not occur from third party sources imminently Crosshill is expected to foreclose on the collateral and the Company will take immediate steps to cease operations, and conclude, to the extent feasible, any mandatory filings.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
					KNOWLEDGEMAX, INC.
					(Registrant)


Dated: February 13, 2003		By:  /s/ E. Linwood Pearce
					      E. Linwood Pearce
                                              Chairman and Chief
                                              Executive Officer
                          Page 3

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